Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

NaturalNano, Inc.

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 29, 2007, relating to the consolidated financial statements of NaturalNano, Inc. and Subsidiary as of December 31, 2006 and 2005 and for the periods then ended appearing in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

October 2, 2007